As filed with the Securities and Exchange Commission on January 4, 2013

Registration Statement No. 333-185647

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELLDEX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	13-3191702
(State of Incorporation)	(I.R.S. Employer Identification Number)

119 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Avery W. Catlin

Chief Financial Officer

CELLDEX THERAPEUTICS, INC.

119 Fourth Avenue

Needham, Massachusetts 02494

(781) 433-0771

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Anthony O. Pergola, Esq.

Lowenstein Sandler PC

1251 Avenue of the Americas

New York, New York 10020

(212) 262-6700

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANANTORY NOTE

This registration statement contains two prospectuses:

•                  a base prospectus that covers the offering, issuance and sale by the registrant of its common stock, preferred stock, warrants, depositary shares and/or units up to a maximum aggregate offering price of $200,000,000; and

•                  an at-the-market offering prospectus covering the offering, issuance and sale by the registrant of shares of the registrant’s common stock up to a maximum aggregate offering price of $26,600,000 from time to time through Cantor Fitzgerald & Co. acting as agent pursuant to the terms of a sales agreement, as amended, between the registrant and Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note.  The at-the-market offering prospectus, or ATM prospectus, immediately follows the base prospectus.  The common stock that may be offered, issued and sold under the ATM prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 4, 2013

PROSPECTUS

CELLDEX THERAPEUTICS, INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

Celldex Therapeutics, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of:

•                  our common stock,

•                  our preferred stock, which we may issue in one or more series,

•                  warrants,

•                  depositary shares, and

•                  units,

up to a maximum aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer.  Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus (which includes an at-the-market offering prospectus). The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is traded on the NASDAQ Global Market under the symbol “CLDX.” On December 18, 2012, the last reported sale price of our common stock on the NASDAQ Global Market was $6.64 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. Before making an investment decisions, you should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                               , 2013.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information.  The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public over the Internet at the SEC’s website at http://www.sec.gov as described under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the at-the-market offering prospectus filed with the registration statement of which this prospectus forms a part) containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “Celldex” or the “Company” as used in this prospectus refer to Celldex Therapeutics, Inc. and its subsidiaries, except that such terms refer to only Celldex Therapeutics, Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Depositary Shares,” and “Description of Units.”

PROSPECTUS SUMMARY

Company Overview

We are a biopharmaceutical company focused on the development and commercialization of several immunotherapy technologies for the treatment of cancer and other difficult-to-treat diseases. Our lead drug candidates include rindopepimut (CDX-110), an immunotherapeutic vaccine in a pivotal Phase 3 study for the treatment of front-line glioblastoma and a Phase 2 study for the treatment of recurrent glioblastoma, CDX-011, an antibody-drug conjugate which recently completed a randomized Phase 2b study for the treatment of advanced breast cancer and CDX-1127, a therapeutic human antibody in a Phase 1 study for cancer indications. We have additional clinical and preclinical programs, including CDX-1401, an APC Targeting Technology™ program, CDX-301, an immune cell mobilizing agent and dendritic cell growth factor and CDX-1135, a molecule that inhibits a part of the immune system called the complement system. Our drug candidates address market opportunities for which we believe current therapies are inadequate or non-existent.

Generally our strategy is to develop and demonstrate proof-of-concept for our drug candidates before leveraging their value through partnerships or, in appropriate situations, continuing late stage development through commercialization ourselves. Demonstrating proof-of-concept for a drug candidate generally involves bringing it through Phase 1 clinical trials and one or more Phase 2 clinical trials so that we are able to demonstrate, based on human trials, good safety data for the drug candidate and some data indicating its effectiveness. We thus leverage the value of our technology portfolio through corporate, governmental and non-governmental partnerships. This approach allows us to maximize the overall value of our technology and product portfolio while best ensuring the expeditious development of each individual product. Our current collaborations include the commercialization of an oral human rotavirus vaccine. We are exploring potential development and commercialization collaborations for certain drug candidates such as CDX-011 and CDX-1127. Furthermore, while we plan to retain the rights to develop and commercialize rindopepimut in North America, we are exploring potential partnership opportunities to commercialize rindopepimut outside of North America.

Our products are derived from a broad set of complementary technologies which have the ability to utilize the human immune system and enable the creation of therapeutic agents. We are using these technologies to develop targeted immunotherapeutics comprised of antibodies, adjuvants and monotherapies and antibody-drug conjugates that prevent or treat cancer and other diseases that modify undesirable activity by the body’s own proteins or cells. A number of our immunotherapeutic and antibody-drug conjugate drug candidates are in various stages of clinical trials. We expect that a large percentage of our research and development expenses will be incurred in support of our current and future clinical trial programs.

Rindopepimut (CDX-110)

Rindopepimut is an immunotherapeutic vaccine that targets the tumor-specific molecule, epidermal growth factor receptor variant III, or EGFRvIII. EGFRvIII is a mutated form of the epidermal growth factor receptor, or EGFR, that is only expressed in cancer cells and not in normal tissue and can directly contribute to cancer cell growth. EGFRvIII is expressed in approximately 30% of glioblastoma, or GB, tumors the most common and aggressive form of brain cancer.  The rindopepimut vaccine is composed of the EGFRvIII peptide linked to a carrier protein called Keyhole Limpet Hemocyanin, or KLH, and administered together with the adjuvant GM-CSF.  The Food and Drug Administration, or FDA, and the European Medicines Agency, or EMA, have both granted orphan drug designation for rindopepimut for the treatment of EGFRvIII expressing GB and the FDA has also granted Fast Track designation.

Glembatumumab Vedotin (CDX-011)

CDX-011 is an antibody-drug conjugate for the treatment of patients with glycoprotein NMB, or GPNMB, expressing advanced, refractory breast cancer.  CDX-011 targets the protein GPNMB, which is over expressed in a variety of cancers, including breast cancer and melanoma.  The FDA has granted Fast Track designation to CDX-011 for the treatment of advanced, refractory/resistant GPNMB-expressing breast cancer.

CDX-1127

CDX-1127 is a human monoclonal antibody that targets CD27, a potentially important target for immunotherapy of various cancers.  CD27 acts downstream from CD40 and may provide a novel way to regulate the immune responses. CD27 is a co-stimulatory molecule on T cells and is over-expressed in certain lymphomas and leukemias. CDX-1127 is an agonist antibody designed to have two potential therapeutic mechanisms. CDX-1127 has been shown to activate immune cells that can target and eliminate cancerous cells in tumor-bearing mice and to directly kill or inhibit the growth of CD27-expressing lymphomas and leukemias in vitro and in vivo. Both mechanisms have been seen even at low doses in preclinical models.

Other Clinical and Pre-Clinical Programs

We have several other programs in clinical and pre-clinical development. The status of the other programs that we currently believe are material to our business is summarized in the table below:

Product Candidate	Indication/Field	Stage of Clinical Development

CDX-1401	Multiple solid tumors	Phase 1

CDX-301	Cancer, autoimmune disease and transplant	Phase 1

CDX-1135	Renal disease	Preclinical

Rotarix

In 1997, we licensed our oral rotavirus strain to GlaxoSmithKline plc, or Glaxo, and Glaxo assumed responsibility for all subsequent clinical trials and all other development activities. We licensed-in the rotavirus strain that was used to develop Glaxo’s Rotarix rotavirus vaccine in 1995 and owe a license fee of 30% to Cincinnati Children’s Hospital Medical Center, or CCH, on net royalties received from Glaxo.  In May 2005, we entered into an agreement whereby an affiliate of Paul Royalty Fund II, L.P., or PRF, purchased a 70% interest in the net royalties we received on worldwide sales of Rotarix.

In December 2012, a U.S. patent for our rotavirus strain that we licensed to Glaxo expired.  The Glaxo agreement expires upon the expiration, lapse or invalidation of the last relevant patent right (patent or patent application) covered by the Glaxo agreement, although Glaxo may terminate the agreement upon 90 days prior written notice.  A patent application in Mexico with a projected final expiry date in May 2013 is under appeal.  The PRF agreement provided for a normal expiry of the PRF agreement on December 12, 2012 except that the PRF agreement stays in effect until PRF receives their final royalty payment.  In addition, the PRF agreement provides for an exclusive 120-day right of negotiation for extension in certain circumstances.

Corporate Information

We are a Delaware corporation organized in 1983.  On October 1, 2009, a wholly-owned subsidiary of Celldex merged with and into CuraGen Corporation. On December 31, 2009, CuraGen Corporate was merged with and into Celldex and the separate existence of CuraGen ceased.

Our principal executive offices are located at 119 Fourth Avenue, Needham, Massachusetts 02494 and our telephone number is (781) 433-0771. Our corporate website is www.celldextherapeutics.com. The information on our website is not incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons including the factors described in the section entitled “Risk Factors” in this prospectus and in any risk factors described in a supplement to this prospectus or in other filings.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made.  We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time. All forward-looking statements are qualified in their entirety by this cautionary statement.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

RATIOS OF COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS TO EARNINGS

The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2011, 2010, 2009, 2008 and 2007.  We do not have any outstanding shares of preferred stock and therefore have not paid any preferred stock dividends.

Ratios of Combined Fixed Charges

Years ended December 31,
2011		2010		2009		2008		2007
	(1)		(1)		(1)		(1)		(1)

(1)  Due to our losses from continuing operations for the years ended December 31, 2011, 2010, 2009, 2008 and 2007 earnings were insufficient to cover fixed charges by $43.4 million, $6.5 million, $36.9 million, $48.8 million, and $15.5 million, respectively.  For this reason, no ratios are provided.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time, to fund our operations until we receive FDA approval of our products and are able to commercialize our products and to make substantial investments to establish sales, marketing, quality control, and regulatory compliance capabilities in anticipation of FDA approval of our products.  Pending the application of the net proceeds, we expect to invest the net proceeds in short-term, interest-bearing instruments with a maturity of three months or less at the date of purchase and consist primarily of investments in money market mutual funds with commercial banks and financial institutions or other investment-grade securities.  Such investments may include depositing such net proceeds into, and maintaining cash balances with, financial institutions in excess of insured limits.

DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, depositary shares and units that we may offer and sell from time to time. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our third restated certificate of incorporation, as amended, our by-laws and by applicable Delaware law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

As of December 18, 2012 we are authorized to issue up to 297,000,000 shares of common stock, $.001 par value per share. As of December 18, 2012, approximately 63,682,919 shares of common stock were outstanding.  All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is listed on the NASDAQ Global Market under the symbol “CLDX”.

Dividends

The Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any.

Voting

Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the board of directors.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by Celldex.

Anti-Takeover Provisions

Certain provisions in our third restated certificate of incorporation, as amended, and applicable Delaware corporate, as well as our shareholder rights agreement, may have the effect of discouraging a change of control of Celldex, even if such a transaction is favored by some of our stockholders and could result in stockholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for stockholders owning less than a majority of the shares to be able to elect even a single director.

Pursuant to our shareholder rights agreement (referred to in this prospectus as the rights agreement) a dividend of one Preferred Stock Purchase Right (referred to in this prospectus as a right) for each share of common stock of Celldex was declared for each outstanding share of common stock of Celldex on November 11, 2004.  Each share of common stock of Celldex issued after such date is also issued with a right.  Each right entitles the registered holder to purchase from Celldex a unit consisting of one one-ten thousandth of a share of Celldex Series C-1 Junior Participating Cumulative Preferred Stock, at a cash exercise price of $35 per unit, subject to adjustment as specified in the rights agreement.  We describe the rights more completely in the rights agreement itself, which is contained in Exhibit 4.1 to our Registration Statement on Form 8-A filed on November 8, 2004.  The summary of the provisions of the rights agreement is qualified in its entirety by reference to that agreement.

Computershare Trust Company, N.A. is presently the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

At September 30, 2012, the Company had authorized preferred stock comprised of 3,000,000 shares of Class C Preferred Stock of which 350,000 shares has been designated as Class C-1 Junior Participating Cumulative Preferred Stock, the terms of which are to be determined by our Board of Directors. As of December 18, 2012, there was no preferred stock outstanding.

Class C Preferred Stock

This section describes the general terms and provisions of our Class C Preferred Stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock.

Our board of directors has been authorized to provide for the issuance of the 2,650,000 unissued and undesignated shares of our Class C Preferred Stock In general, our third restated certificate of incorporation, as amended, authorizes our board of directors to issue new shares of our common stock or preferred stock without further stockholder action, provided that there are sufficient authorized shares.

With respect to each series of our Class C Preferred Stock, our board of directors has the authority to fix the following terms:

•                  the designation of the series;

•                  the number of shares within the series;

•                  whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•                  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•                  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares”;

•                  whether the shares are redeemable, the redemption price and the terms of redemption;

•                  the amount payable to you for each share you own if we dissolve or liquidate;

•                  whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•                  any restrictions on issuance of shares in the same series or any other series;

•                  voting rights applicable to the series of preferred stock; and

•                  any other rights, priorities, preferences, restrictions or limitations of such series.

The rights with respect to any shares of our Class C Preferred Stock will be subordinate to the rights of our general creditors. Shares of our Class C Preferred Stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Terms of the Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. Prior to the issuance of a new series of preferred stock, we will further amend our third restated certificate of incorporation, as amended, designating the stock of that series and the terms of that series. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our third restated certificate of incorporation, as amended, before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•                  the designation, stated value and liquidation preference of such preferred stock;

•                  the number of shares within the series;

•                  the offering price;

•                  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•                  whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares”);

•                  any redemption or sinking fund provisions;

•                  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•                  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•                  the voting rights, if any, of shares of such series; the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•                  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•                  the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•                  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our third restated certificate of incorporation, as amended, for complete information regarding a series of preferred stock.

The preferred stock will, when issued against payment of the consideration payable therefor, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with other securities or separately, warrants to purchase common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•                  the title of the warrants;

•                  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•                  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•                  the price or prices at which the warrants will be issued;

•                  the aggregate number of warrants;

•                  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•                  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•                  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•                  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•                  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•                  if applicable, the maximum or minimum number of warrants which may be exercised at any time;

•                  the identity of the warrant agent;

•                  any mandatory or optional redemption provision;

•                  whether the warrants are to be issued in registered or bearer form;

•                  whether the warrants are extendible and the period or periods of such extendibility;

•                  information with respect to book-entry procedures, if any; and

•                  any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

Modification of the Warrant Agreement

The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•                  to cure any ambiguity;

•                  to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•                  to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may, at our option, elect to offer fractional or multiple shares of common stock or preferred stock, rather than single shares of common stock or preferred stock (to be set forth in the prospectus supplement relating to such depositary shares). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of common stock or any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of common stock or preferred stock represented by such depositary share, to all the rights and preferences of the shares of common stock or preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of common stock or the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•                  the terms of the unit agreement governing the units;

•                  United States federal income tax considerations relevant to the units; and

•                  whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices;

•                  at varying prices determined at the time of sale; or

•                  at negotiated prices.

•                  A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•                  the name or names of the underwriters, dealers or agents participating in the offering, if any;

•                  the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on the NASDAQ Global Market. We have no current plans for listing of the preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

Any agents and underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler PC, Roseland, New Jersey. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.celldextherapeutics.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 8, 2012 (including the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2012, incorporated by reference therein);

•                  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed on May 4, 2012, August 9, 2012 and November 2, 2012, respectively;

•                  Our Current Reports on Form 8-K filed with the SEC on February 23, 2012, February 24, 2012, March 7, 2012,  April 3, 2012,  June 14, 2012, September 24, 2012 and December 21, 2012 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

•                  The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on September 22, 1986 under Section 12 of the Securities Exchange Act, and any amendments or reports filed for the purpose of updating such description; and

•                  The description of the rights to purchase our Series C-1 Junior Participating Cumulative Preferred Stock contained in our registration statement on Form S-4, filed with the SEC on December 21, 2007, our registration statement on Form 8-A filed with the SEC on November 8, 2004, our registration statement on Form 8-A/A filed with the SEC on October 22, 2007, our registration statement on Form 8-A/A filed with the SEC on March 7, 2008, and any amendment or report filed with the SEC for the purposes of updating such descriptions.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents.  Requests should be addressed to:

Celldex Therapeutics, Inc.
Attention: Investor Relations
119 Fourth Avenue

Needham, Massachusetts 02494
Telephone number: (781) 433-0771

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 4, 2013

PROSPECTUS

Up to $26,600,000 of Shares

Common Stock

In accordance with the terms of our existing sales agreement with Cantor Fitzgerald & Co., as amended, we may offer and sell shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $44,000,000 from time to time through Cantor Fitzgerald & Co. acting as agent.  As of December 18, 2012, we had issued and sold shares of our common stock having an aggregate offering price of $17,400,000 pursuant to our prior registration statement on Form S-3 (File No. 333-165899).  Accordingly, we may issue and sell additional shares of our common stock having an aggregate offering price of up to $26,600,000 pursuant to this prospectus.

Our common stock is listed on the NASDAQ Global Market under the symbol “CLDX.” The last reported sale price of our common stock on the NASDAQ Global Market on December 18, 2012 was $6.64 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on or through the NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. Cantor Fitzgerald & Co. will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald & Co. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald & Co. will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald & Co. will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts.

Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page ATM-8 of this prospectus and those contained in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved of anyone’s investment in these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2013.

Page
Prospectus
About This Prospectus	ATM-1
Special Note Regarding Forward-Looking Statements	ATM-2
About Celldex Therapeutics, Inc.	ATM-3
The Offering	ATM-7
Risk Factors	ATM-8
Use of Proceeds	ATM-10
Dilution	ATM-10
Plan of Distribution	ATM-12
Legal Matters	ATM-13
Experts	ATM-13
Where You Can Find More Information	ATM-13
Incorporation of Documents By Reference	ATM-14

ATM -i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer and sell shares of our common stock having an aggregate offering price of up to $26,600,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information.  The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public over the Internet at the SEC’s website at http://www.sec.gov as described under the heading “Where You Can Find More Information.”

This prospectus describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cantor Fitzgerald & Co., or Cantor, has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for the person to make an offer or solicitation.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “Celldex” or the “Company” as used in this prospectus refer to Celldex Therapeutics, Inc. and its subsidiaries.

ATM -1-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons including the factors described in the section entitled “Risk Factors” in this prospectus and in any risk factors described in a supplement to this prospectus or in other filings.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made.  We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time. All forward-looking statements are qualified in their entirety by this cautionary statement.

ATM -2-

ABOUT CELLDEX THERAPEUTICS, INC.

We are a biopharmaceutical company focused on the development and commercialization of several immunotherapy technologies for the treatment of cancer and other difficult-to-treat diseases. Our lead drug candidates include rindopepimut (CDX-110), an immunotherapeutic vaccine in a pivotal Phase 3 study for the treatment of front-line glioblastoma and a Phase 2 study for the treatment of recurrent glioblastoma, CDX-011, an antibody-drug conjugate which recently completed a randomized Phase 2b study for the treatment of advanced breast cancer and CDX-1127, a therapeutic human antibody in a Phase 1 study for cancer indications. We have additional clinical and preclinical programs, including CDX-1401, an APC Targeting Technology™ program, CDX-301, an immune cell mobilizing agent and dendritic cell growth factor and CDX-1135, a molecule that inhibits a part of the immune system called the complement system. Our drug candidates address market opportunities for which we believe current therapies are inadequate or non-existent.

Generally our strategy is to develop and demonstrate proof-of-concept for our drug candidates before leveraging their value through partnerships or, in appropriate situations, continuing late stage development through commercialization ourselves. Demonstrating proof-of-concept for a drug candidate generally involves bringing it through Phase 1 clinical trials and one or more Phase 2 clinical trials so that we are able to demonstrate, based on human trials, good safety data for the drug candidate and some data indicating its effectiveness. We thus leverage the value of our technology portfolio through corporate, governmental and non-governmental partnerships. This approach allows us to maximize the overall value of our technology and product portfolio while best ensuring the expeditious development of each individual product. Our current collaborations include the commercialization of an oral human rotavirus vaccine. We are exploring potential development and commercialization collaborations for certain drug candidates such as CDX-011 and CDX-1127. Furthermore, while we plan to retain the rights to develop and commercialize rindopepimut in North America, we are exploring potential partnership opportunities to commercialize rindopepimut outside of North America.

Our products are derived from a broad set of complementary technologies which have the ability to utilize the human immune system and enable the creation of therapeutic agents. We are using these technologies to develop targeted immunotherapeutics comprised of antibodies, adjuvants and monotherapies and antibody-drug conjugates that prevent or treat cancer and other diseases that modify undesirable activity by the body’s own proteins or cells. A number of our immunotherapeutic and antibody-drug conjugate drug candidates are in various stages of clinical trials. We expect that a large percentage of our research and development expenses will be incurred in support of our current and future clinical trial programs.

RINDOPEPIMUT (CDX-110)

Rindopepimut is an experimental immunothepeutic vaccine that targets the tumor-specific molecule epidermal growth factor receptor variant III, or EGFRvIII. EGFRvIII is a mutated form of the epidermal growth factor receptor, or EGFR, that is only expressed in cancer cells and not in normal tissue and can directly contribute to cancer cell growth. EGFRvIII is expressed in approximately 30% of glioblastoma, or GB, tumors the most common and aggressive form of brain cancer.  The rindopepimut vaccine is composed of the EGFRvIII peptide linked to a carrier protein called Keyhole Limpet Hemocyanin, or KLH, and administered together with the adjuvant GM-CSF.  The Food and Drug Administration, or FDA, and the European Medicines Agency, or  EMA, have both granted orphan drug designation for rindopepimut for the treatment of EGFRvIII expressing GB, and the FDA has also granted Fast Track designation.

Based on the results of the three prior Phase 2 trials, we have entered into a pivotal (registration) program for rindopepimut in patients with surgically resected EGFRvIII-positive GB. In December 2011, we initiated ACT IV, a pivotal, randomized, double-blind, controlled Phase 3 study of rindopepimut, expected to enroll up to 440 patients at over 150 centers worldwide to recruit approximately 374 patients with gross total resection to be included in the primary analysis. Our targeted patient accrual is 24 months and another 18 to 24 months of follow-up. In early 2013, we anticipate initiating a parallel, randomized, double-blind, controlled Phase 2 study in western Europe to optimize accrual of the pivotal (registration) study and to further support potential future commercial efforts in this region, assuming rindopepimut is approved by the EMA. We anticipate these two studies to cost over $60 million during their duration.

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GLEMBATUMUMAB VEDOTIN (CDX-011)

CDX-011 is an antibody-drug conjugate for the treatment of patients with glycoprotein NMB, or GPNMB, expressing advanced, refractory breast cancer.  CDX-011 targets the protein GPNMB, which is over expressed in a variety of cancers, including breast cancer and melanoma.  The FDA has granted Fast Track designation to CDX-011 for the treatment of advanced, refractory/resistant GPNMB-expressing breast cancer.

In December 2011, we completed enrollment of EMERGE, a randomized, multi-center Phase 2b study of CDX-011 in 122 patients with heavily pre-treated, advanced, GPNMB-positive breast cancer. Patients were randomized (2:1) to receive either CDX-011 or single-agent Investigator’s Choice, or IC, chemotherapy. Patients randomized to receive IC are allowed to cross over to CDX-011 following disease progression. Activity endpoints include response rate and progression-free survival.

In December 2012, we announced final results from the EMERGE study which suggested that CDX-011 induces significant response rates compared to currently available therapies in patient subsets with advanced, refractory breast cancers with high GPNMB expression (expression in  greater than 25% of tumor cells) and in patients with triple negative breast cancer.  The overall survival, or OS and progression free survival, or PFS, of patients treated with CDX-011 was also observed to be greatest in patients with triple negative breast cancer who also highly express GPNMB and all patients with high GPNMB expression as show below.

Phase 2b EMERGE Final Survival Results: Survival Benefit of CDX-011 is Greatest in Patients with Triple Negative Disease that Highly Expresses (>25%) GPNMB and All Patients with High GPNMB Expression*

	All Patients		Triple Negative		High GPNMB Expression		Triple Negative and High GPNMB Expression
	CDX-011	IC	CDX-011	IC	CDX-011	IC	CDX-011	IC
Median PFS (months)	2.1	2.0	2.3	1.6	2.7	1.5	3.0	1.5
Median OS (months)	7.5	7.4	6.9	6.5	10.0	5.7	10.0	5.5

*Analyses include all treated patients. Patients who initially received IC and subsequently crossed over to receive CDX-011 (n=15) are included in the PFS analysis for each treatment. These patients, with a median OS of 12.5 months (range 4.4 to 21.0 months), are assigned to the IC arm only for OS analysis.

Phase 2b EMERGE Final Overall Response Results: Activity of CDX-011 is Greatest in Patients with Triple Negative Disease that Highly Expresses (>25%) GPNMB and All Patients with High GPNMB Expression*

	All Patients		Triple Negative		High GPNMB Expression		Triple Negative and High GPNMB Expression
	CDX-011 (n=81)	IC (n=36)	CDX-011 (n=27)	IC (n=9)	CDX-011 (n=25)	IC (n=8)	CDX-011 (n=12)	IC (n=4)
% Response (% Confirmed)	16 (10)	14 (8)	19 (7)	0	32 (16)	13 (13)	33 (8)	0
% Disease Control Rate	57	53	67	33	64	38	75	25

*Responses per RECIST 1.1; IC = Investigator’s Choice; CDX-011 arm includes 15 patients who crossed over to receive CDX-011 treatment after progression on IC. Analysis of best response excludes patients who discontinued from study without evaluable post-baseline radiographic imaging (n=16 for CDX-011 arm; n=5 for IC arm).

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CDX-1127

CDX-1127 is a human monoclonal antibody that targets CD27, a potentially important target for immunotherapy of various cancers.  CD27 acts downstream from CD40 and may provide a novel way to regulate the immune responses. CD27 is a co-stimulatory molecule on T cells and is over-expressed in certain lymphomas and leukemias. CDX-1127 is an agonist antibody designed to have two potential therapeutic mechanisms. CDX-1127 has been shown to activate immune cells that can target and eliminate cancerous cells in tumor-bearing mice and to directly kill or inhibit the growth of CD27-expressing lymphomas and leukemias in vitro and in vivo. Both mechanisms have been seen even at low doses in preclinical models.

In November 2011, we initiated an open label, dose-escalating Phase 1 study of CDX-1127 in patients with selected malignant solid tumors or hematologic cancers at multiple clinical sites in the United States. The Phase 1 study is designed to test five escalating doses of CDX-1127 to determine a Phase 2 dose for further development based on safety, tolerability, potential activity and immunogenicity. The study will accrue approximately 30 patients in each of the two arms, either selected refractory or relapsed solid tumors or lymphomas or leukemias known to express CD27. Patients will have received all appropriate prior therapies for their specific disease. The trial design incorporates both single dosing and multiple dosing regimens at each dose level. We expect to complete enrollment in the solid tumor arm by the end of 2012 and in the lymphoma and leukemia arm in the first half of 2013.

OTHER CLINICAL AND PRE-CLINICAL PROGRAMS

We have several other programs in clinical and pre-clinical development. The status of the other programs that we currently believe are material to our business is summarized in the table below:

Product Candidate	Indication/Field	Stage of Clinical Development

CDX-1401	Multiple solid tumors	Phase 1

CDX-301	Cancer, autoimmune disease and transplant	Phase 1

CDX-1135	Renal disease	Preclinical

ROTARIX

In 1997, we licensed our oral rotavirus strain to GlaxoSmithKline plc, or Glaxo, and Glaxo assumed responsibility for all subsequent clinical trials and all other development activities. We licensed-in the rotavirus strain that was used to develop Glaxo’s Rotarix rotavirus vaccine in 1995 and owe a license fee of 30% to Cincinnati Children’s Hospital Medical Center, or CCH, on net royalties received from Glaxo.  In May 2005, we entered into an agreement whereby an affiliate of Paul Royalty Fund II, L.P., or PRF, purchased a 70% interest in the net royalties we received on worldwide sales of Rotarix.

In December 2012, a U.S. patent for our rotavirus strain that we licensed to Glaxo expired.  The Glaxo agreement expires upon the expiration, lapse or invalidation of the last relevant patent right (patent or patent application) covered by the Glaxo agreement, although Glaxo may terminate the agreement upon 90 days prior written notice.  A patent application in Mexico with a projected final expiry date in May 2013 is under appeal.  The PRF agreement provided for a normal expiry of the PRF agreement on December 12, 2012 except that the PRF agreement stays in effect until PRF receives their final royalty payment.  In addition, the PRF agreement provides for an exclusive 120-day right of negotiation for extension in certain circumstances.

CORPORATE INFORMATION

We are a Delaware corporation organized in 1983.  On October 1, 2009, a wholly-owned subsidiary of Celldex merged with and into CuraGen Corporation. On December 31, 2009, CuraGen Corporate was merged with and into Celldex and the separate existence of CuraGen ceased.

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Our principal executive offices are located at 119 Fourth Avenue, Needham, Massachusetts 02494 and our telephone number is (781) 433-0771. Our corporate website is www.celldextherapeutics.com. The information on our website is not incorporated by reference into this prospectus.

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THE OFFERING

Common stock we are offering pursuant to the prospectus	Shares having an aggregate offering price of up to $26,600,000.

Common stock to be outstanding after this offering	64,813,374 shares

Manner of offering	“At-the-market” offering that may be made from time to time through our agent, Cantor Fitzgerald & Co. See “Plan of Distribution” beginning on page ATM-12.

Use of proceeds

We expect to use the net proceeds from this offering to fund clinical trials of our product candidates and for working capital and other general corporate purposes. See “Use of Proceeds” on page ATM-10 of this prospectus.

Risk factors

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page ATM-8 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

NASDAQ Global Market common stock symbol	CLDX

The number of shares of common stock to be outstanding after this offering in the table above is based on 60,807,350 shares of common stock outstanding as of September 30, 2012 and assumes the sale of shares having an aggregate offering price of $26,600,000 at an assumed sale price of $6.64, which was the last reported sale price of our common stock on the NASDAQ Global Market on December 18, 2012. This number excludes, all as of September 30, 2012:

•                  5,321,026 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $5.99 per share;

•                  3,380,865 shares available for future issuance under our equity compensation plans; and

•                  2,875,569 shares of common stock issued since September 30, 2012 through December 18, 2012 which raised $16.6 million in net proceeds.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and the accompanying prospectus. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

Additional Risks Related to this Offering

We currently have no product revenue and will need to raise capital to operate our business in addition to funds we receive in this offering.

To date, we have generated no product revenue. Until, and unless, we complete clinical trials and further development, and receive approval from the FDA and other regulatory authorities for our product candidates, we cannot sell our drugs and will not have product revenue. Therefore, for the foreseeable future, we will have to fund all of our operations and development expenditures from cash on hand, equity or debt financings, licensing fees and grants.  While the funds we receive in this offering will help fund our operations, additional financing will also be required.  If we do not succeed in raising additional funds on acceptable terms, we might not be able to complete planned preclinical and clinical trials or obtain approval of any product candidates from the FDA and other regulatory authorities. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts, forego attractive business opportunities or curtail operations. Any additional sources of financing could involve the issuance of our equity securities, which would have a dilutive effect on our stockholders.  No assurance can be given that additional financing will be available to us when needed on acceptable terms, or at all.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering.  Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.  See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.  In addition, we have a significant number of options and restricted stock outstanding.  If the holders of these securities exercise or convert them or become vested in them, as applicable, you may incur further dilution.

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Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities, including sales hereunder through Cantor.  We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Our history of losses and uncertainty of future profitability make our common stock a highly speculative investment.

We have had no commercial revenue to date from sales of our human therapeutic or vaccine products and cannot predict when we will have commercial revenue from such sales. We had an accumulated deficit of $247 million as of September 30, 2012. We expect to spend substantial funds to continue the research and development testing of our products that we have in the preclinical and clinical testing stages of development that have not been partnered.

In anticipation of FDA approval of these products, we will need to make substantial investments to establish sales, marketing, quality control, and regulatory compliance capabilities. These investments will increase if and when any of these products receive FDA approval. We cannot predict how quickly our lead products will progress through the regulatory approval process. As a result, we may continue to lose money for several years.

We cannot be certain that we will achieve or sustain profitability in the future. Failure to achieve profitability could diminish our ability to sustain operations, pay dividends on our common stock, obtain additional required funds and make required payments on our present or future indebtedness.

Our share price has been and could remain volatile.

The market price of our common stock has historically experienced and may continue to experience significant volatility. During 2012, our common stock traded as low as $2.65 and as high as $7.20.  Our progress in developing and commercializing our products, the impact of government regulations on our products and industry, the potential sale of a large volume of our common stock by stockholders, our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially with significant market losses. If our stockholders sell a substantial number of shares of common stock, especially if those sales are made during a short period of time, those sales could adversely affect the market price of our common stock and could impair our ability to raise capital. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, we could be subject to a securities class action litigation as a result of volatility in the price of our stock, which could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares of our common stock offered pursuant to this prospectus to fund clinical trials of our product candidates and for working capital and other general corporate purposes.  At this time, we have not determined the approximate amount of net proceeds that will be allocated to each of the uses of proceeds stated above.  In addition, we may use the net proceeds from this offering for a variety of other corporate uses, including in-licenses or acquisitions of complementary products, technologies or companies, although we currently have no commitments or agreements for any such transactions. Our management will retain broad discretion as to the allocation of the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds generally in short-term, investment grade, interest bearing securities.

DILUTION

Our net tangible book value on September 30, 2012 was approximately $58.0 million, or $0.95 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of shares of our common stock in the aggregate amount of $26,600,000 in this offering at an assumed offering price of $6.64 per share, which was the last reported sale of our common stock on the NASDAQ Global Market on December 18, 2012, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of September 30, 2012 would have been approximately $83.7 million, or $1.29 per share of common stock. This represents an immediate increase in net tangible book value of $0.34 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.35 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$6.64
Net tangible book value per share as of September 30, 2012	$0.95
Increase in net tangible book value per share attributable to new investors	$0.34

Pro forma net tangible book value per share after giving effect to the offering		$1.29
Dilution per share to new investors		$5.35

The table above assumes, for illustrative purposes, that an aggregate of 4,006,024 shares of our common stock are sold at a price of $6.64 per share, the last reported sale price of our common stock on the NASDAQ Global Market on December 18, 2012, for aggregate gross proceeds of $26,600,000.  The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $6.64 per share shown in the table above, assuming all of our common stock in the aggregate amount of $26,600,000 is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $1.30 per share and would increase the dilution in net tangible book value per share to new investors to $5.84 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $6.64 per share shown in the table above, assuming all of our common stock in the aggregate amount of $26,600,000 is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $1.28 per share and would decrease the dilution in net tangible book value per share to new investors to $4.86 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 60,807,350 shares of our common stock issued and outstanding as of September 30, 2012, which does not include the following, all as of September 30, 2012:

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•                  5,321,026 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $5.99 per share;

•                  3,380,865 shares available for future issuance under our equity compensation plans; and

•                  2,875,569 shares of common stock issued since September 30, 2012 through December 18, 2012 which raised $16.6 million in net proceeds.

To the extent that any of these outstanding options or warrants are exercised, there will be further dilution to new investors.

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PLAN OF DISTRIBUTION

Amendment No. 1 to our existing Controlled Equity OfferingSM sales agreement with Cantor provides for the issuance and sale by us of shares of our common stock having an aggregate offering price of up to $44,000,000 from time to time through Cantor acting as agent. Our existing sales agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 6, 2011, and Amendment No. 1 to the sales agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 24, 2012; and each is incorporated by reference in this prospectus. As of December 18, 2012, we had issued and sold shares of our common stock having an aggregate offering price of $17,400,000 pursuant to our prior registration statement on Form S-3 (File No. 333-165899).  Accordingly, we may issue and sell additional shares of our common stock having an aggregate offering price of up to $26,600,000 pursuant to this prospectus.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, as amended, Cantor may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering, as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Global Market, on any other existing trading market for our common stock or to or through a market maker. Cantor may also sell our common stock by any other method permitted by law. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $69,000.

Settlement for sales of our common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the sales agreement, or (ii) termination of the sales agreement as

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permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Lowenstein Sandler PC, Roseland, New Jersey.  Cantor is being represented in connection with this offering by Reed Smith LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus and the accompanying prospectus form a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.celldextherapeutics.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 8, 2012 (including the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2012, incorporated by reference therein);

•                  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed on May 4, 2012, August 9, 2012 and November 2, 2012, respectively;

•                  Our Current Reports on Form 8-K filed with the SEC on February 23, 2012, February 24, 2012, March 7, 2012,  April 3, 2012,  June 14, 2012, September 24, 2012 and December 21, 2012 (in each case, not including any information furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

•                  The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on September 22, 1986 under Section 12 of the Securities Exchange Act, and any amendments or reports filed for the purpose of updating such description; and

•                  The description of the rights to purchase our Series C-1 Junior Participating Cumulative Preferred Stock contained in our registration statement on Form S-4, filed with the SEC on December 21, 2007, our registration statement on Form 8-A filed with the SEC on November 8, 2004, our registration statement on Form 8-A/A filed with the SEC on October 22, 2007, our registration statement on Form 8-A/A filed with the SEC on March 7, 2008, and any amendment or report filed with the SEC for the purposes of updating such descriptions.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents.  Requests should be addressed to:

Celldex Therapeutics, Inc.
Attention: Investor Relations
119 Fourth Avenue

Needham, Massachusetts 02494
Telephone number: (781) 433-0771

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Up to $26,600,000 of Shares

Common Stock

Prospectus

       , 2013

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.            Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the Registrant in connection with the registration of the securities being registered under this Registration Statement. All amounts shown are estimates except the Securities and Exchange Commission registration statement filing fee:

Registration Statement filing fee	$23,652
Printing fees	5,000	*
Legal fees and expenses	20,000	*
Accounting fees	15,000	*
Miscellaneous	5,000	*
Total	$68,652	*

*      Estimated

Item 15.            Indemnification of Directors and Officers.

Celldex is a Delaware corporation. In accordance with the Delaware General Corporation Law (the “DGCL”), Article Six of the Registrant’s Third Restated Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Celldex or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation’s best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Amended and Restated Bylaws of Celldex (the “Bylaws”) provide for indemnification to the directors, officers, employees and agents of Celldex consistent with that authorized by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors and officers of Celldex pursuant to the foregoing provision or otherwise, Celldex has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934, as amended, and is therefore, unenforceable.

Celldex currently carries a directors’ and officers’ liability insurance policy which provides for payment of expenses of Celldex’s directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Bylaws and the DGCL.

Part II-1-

Item 16.  Exhibits.

No.	Description	Location
1.1	Sales Agreement, dated January 6, 2011, between Celldex Therapeutics, Inc. and Cantor Fitzgerald & Co.	Incorporated by reference to Exhibit 10.1.3 of Celldex’s Current Report on Form 8-K, filed January 6, 2011.

1.2	Amendment No. 1, dated September 20, 2012, to Sales Agreement, dated January 6, 2011, between Celldex Therapeutics, Inc. and Cantor Fitzgerald & Co.	Incorporated by reference to Exhibit 10.1 of Celldex’s Current Report on Form 8-K, filed September 24, 2012.

2.1	Agreement and Plan of Merger, dated as of May 28, 2009, by and among Celldex, Cottrell Merger Sub, Inc. and CuraGen Corporation.	Incorporated by reference to Exhibit 2.1 Celldex’s Registration Statement on Form S-4 (Reg. N. 333-160257), filed June 26, 2009.

4.1	Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.2	Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.3	Second Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.4	Third Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Quarterly Report on Form 10-Q, filed May 10, 2002

4.5	Amended and Restated By-Laws of Celldex as of March 14, 2007	Incorporated by reference to Exhibit 3.5 of Celldex’s Annual Report on Form 10-K, filed March 18, 2008

4.6	Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Celldex classifying and designating the Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form 8-A filed November 8, 2004

4.7	Certificate of Elimination of Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.6 of Celldex’s Annual Report on Form 10-K, filed March 16, 2005

4.8	Fourth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Current Report on Form 8-K filed on March 11, 2008

4.9	Fifth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex’s Current Report on Form 8-K filed on March 11, 2008

4.10	Shareholder Rights Agreement dated November 5, 2004 between Celldex and	Incorporated by reference to Exhibit 4.1 of Celldex’s Registration Statement on Form 8-A filed November 8,

Part II-2-

	EquiServe Trust Company, N.A. as Rights Agent	2004

4.11	Amendment No. 1 to Shareholder Rights Agreement dated October 19, 2007 between Celldex and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) as Rights Agent	Incorporated by reference to Exhibit 10.1 of Celldex’s Registration Statement on Form 8-A/A filed October 22, 2007

4.12	Amendment No. 2 to Shareholder Rights Agreement dated March 7, 2008, between Celldex and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as Rights Agent.	Incorporated by reference to Exhibit 10.1 of Celldex’s Registration Statement on Form 8-A12G/A filed on March 7, 2008.

4.13	Specimen of Common Stock Certificate	Previously Filed

4.14	Form of Warrant Agreement	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.

4.15	Form of Warrant Certificate	(included in Exhibit 4.14)

4.16	Specimen of Preferred Stock Certificate	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.

4.17	Form of Depositary Agreement	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.

4.18	Form of Depositary Receipt	(included in Exhibit 4.17)

4.19	Form of Unit Agreement	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.

5.1	Opinion of Lowenstein Sandler PC as to the legality of the securities being registered	Previously Filed

12.1	Computation of Ratio of Combined Fixed Charges and Preferred Stock Dividends to Earnings	Previously Filed

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Lowenstein Sandler PC	Included in Exhibit 5.1

24.1	Powers of Attorney	Previously Filed

Part II-3-

Item 17.            Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)               To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)              To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser, (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Part II-4-

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Part II-5-

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, on January 4, 2013.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Anthony S. Marucci
Anthony S. Marucci
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Anthony S. Marucci		January 4, 2013
Anthony S. Marucci	Director, Chief Executive Officer and President (Principal Executive Officer)

/s/ Avery W. Catlin		January 4, 2013
Avery W. Catlin	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*		January 4, 2013
Larry Ellberger	Director

*		January 4, 2013
Herbert J. Conrad	Director

*		January 4, 2013
George O. Elston	Director

*		January 4, 2013
Harry H. Penner, Jr.	Director

Part II-6-

*		January 4, 2013
Timothy M. Shannon, M.D.	Director

*		January 4, 2013
Karen L. Shoos	Director

* By:	/s/ Avery W. Catlin
Name:	Avery W. Catlin
Title:	Attorney-in-fact

Part II-7-

EXHIBIT INDEX

No.	Description	Location
1.1	Sales Agreement, dated January 6, 2011, between Celldex Therapeutics, Inc. and Cantor Fitzgerald & Co.	Incorporated by reference to Exhibit 10.1.3 of Celldex’s Current Report on Form 8-K, filed January 6, 2011.

1.2	Amendment No. 1, dated September 20, 2012, to Sales Agreement, dated January 6, 2011, between Celldex Therapeutics, Inc. and Cantor Fitzgerald & Co.	Incorporated by reference to Exhibit 10.1 of Celldex’s Current Report on Form 8-K, filed September 24, 2012.

2.1	Agreement and Plan of Merger, dated as of May 28, 2009, by and among Celldex, Cottrell Merger Sub, Inc. and CuraGen Corporation.	Incorporated by reference to Exhibit 2.1 Celldex’s Registration Statement on Form S-4 (Reg. N. 333-160257), filed June 26, 2009.

4.1	Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.2	Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.3	Second Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex’s Registration Statement on Form S-4 (Reg. No. 333-59215), filed July 16, 1998

4.4	Third Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Quarterly Report on Form 10-Q, filed May 10, 2002

4.5	Amended and Restated By-Laws of Celldex as of March 14, 2007	Incorporated by reference to Exhibit 3.5 of Celldex’s Annual Report on Form 10-K, filed March 18, 2008

4.6	Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Celldex classifying and designating the Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.1 of Celldex’s Registration Statement on Form 8-A filed November 8, 2004

4.7	Certificate of Elimination of Series C-1 Junior Participating Cumulative Preferred Stock	Incorporated by reference to Exhibit 3.6 of Celldex’s Annual Report on Form 10-K, filed March 16, 2005

4.8	Fourth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.1 of Celldex’s Current Report on Form 8-K filed on March 11, 2008

4.9	Fifth Certificate of Amendment of Third Restated Certificate of Incorporation of Celldex	Incorporated by reference to Exhibit 3.2 of Celldex’s Current Report on Form 8-K filed on March 11, 2008

4.10	Shareholder Rights Agreement dated November 5, 2004 between Celldex and	Incorporated by reference to Exhibit 4.1 of Celldex’s Registration Statement on Form 8-A filed November 8,

Part II-8-

	EquiServe Trust Company, N.A. as Rights Agent	2004

4.11	Amendment No. 1 to Shareholder Rights Agreement dated October 19, 2007 between Celldex and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) as Rights Agent	Incorporated by reference to Exhibit 10.1 of Celldex’s Registration Statement on Form 8-A/A filed October 22, 2007

4.12	Amendment No. 2 to Shareholder Rights Agreement dated March 7, 2008, between Celldex and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as Rights Agent.	Incorporated by reference to Exhibit 10.1 of Celldex’s Registration Statement on Form 8-A12G/A filed on March 7, 2008.

4.13	Specimen of Common Stock Certificate	Previously Filed

4.14	Form of Warrant Agreement	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.

4.15	Form of Warrant Certificate	(included in Exhibit 4.14)

4.16	Specimen of Preferred Stock Certificate	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.

4.17	Form of Depositary Agreement	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.

4.18	Form of Depositary Receipt	(included in Exhibit 4.17)

4.19	Form of Unit Agreement	To be filed subsequently by an amendment to the Registration Statement or by a Current Report of the Registrant on a Current Report on Form 8-K and incorporated by reference therein.

5.1	Opinion of Lowenstein Sandler PC as to the legality of the securities being registered	Previously Filed

12.1	Computation of Ratio of Combined Fixed Charges and Preferred Stock Dividends to Earnings	Previously Filed

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Lowenstein Sandler PC	Included in Exhibit 5.1

24.1	Powers of Attorney	Previously Filed

Part II-9-